UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2015

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Changes in Registrant’s Certifying Accountant.

(a)  On December 10, 2015, KPMG LLP (“KPMG”) was dismissed as the independent registered public accounting firm for Streamline Health Solutions, Inc. (the “Company”).  On December 10, 2015, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the engagement of RSM US LLP (formerly McGladrey LLP) (“RSM”) as the Company’s new independent registered public accounting firm.  The engagement of RSM was the result of a comprehensive, competitive process conducted by the Company’s Audit Committee.

KPMG’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended January 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended January 31, 2015 and 2014, and in the subsequent interim period through December 10, 2015, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years ended January 31, 2015 and 2014, and in the subsequent interim period through December 10, 2015, there was the following “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).  The Company disclosed in its Form 10-K for the fiscal year ended January 31, 2014 that its internal control over financial reporting was not effective as of January 31, 2014 due to the existence of the following material weaknesses:  (i) insufficient, inadequately trained personnel with U.S. generally accepted accounting principles knowledge necessary to ensure appropriate accounting for routine and non-routine significant transactions; (ii) ineffective assessment of risks related to achieving reliable financial reporting; (iii) ineffective written policies and procedures and monitoring of internal controls; (iv) ineffective internal controls over accounting for revenues and the related accounts receivable, contracts receivable, and deferred revenues; (v) ineffective internal controls over accounting for period-end accounts payable and accrued liabilities; (vi) ineffective controls over segregation of duties related to recording accounts receivable transactions and cash receipts and purchase and expense transactions and cash disbursements, and safeguarding of cash; (vii) ineffective internal controls over accounting for capitalized software development costs and the related amortization; and (viii) ineffective internal controls over information technology systems and end-user computing applications to properly restrict access and ensure appropriate segregation of duties affecting transactional data and recording of journal entries.  The material weaknesses resulted in material and other misstatements in the consolidated financial statements for the fiscal year ended January 31, 2014 and periods prior thereto related to various financial statement accounts and the related disclosures as described above. In addition, in some instances, no misstatements were identified, however the ineffectiveness of the design, implementation and operation of the controls caused the Company to conclude that, as a result, there is a reasonable possibility that material misstatements could occur in the Company’s consolidated financial statements. The material and other misstatements identified were corrected by the Company’s management prior to the issuance of the consolidated financial statements for the fiscal year ended January 31, 2014.

Subsequent to January 31, 2014, as part of the Company’s efforts to improve its finance and accounting function and to remediate the material weaknesses that existed in the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures at January 31, 2014, the Company developed a remediation plan (the “Remediation Plan”) pursuant to which the Company implemented a number of measures. In the fiscal quarter ended January 31, 2015, the Company completed the Remediation Plan. The Company’s management then assessed the effectiveness of the Company’s internal control over financial reporting as of January 31, 2015, using criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and concluded that the Company’s internal control over financial reporting was effective as of January 31, 2015.

Other than as described above, there were no reportable events during the fiscal years ended January 31, 2015 and 2014 and the subsequent interim period through December 10, 2015.  The Audit Committee discussed the subject matter of the reportable event with KPMG.  The Company has authorized KPMG to respond fully to the inquiries of RSM concerning all matters related to the periods audited by KPMG, including with respect to the subject matter of the reportable event.

On December 10, 2015, the Company provided KPMG with a copy of the disclosures that the Company is making in response to Item 3.04(a) of Regulation S-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 3.04(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  The Company has received the requested letter from KPMG, and a copy of KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  During the Company’s two most recent fiscal years ended January 31, 2015 and 2014 and subsequent interim period through December 10, 2015, neither the Company nor anyone on its behalf consulted with RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter, dated December 16, 2015, from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: December 16, 2015	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Senior Vice President, Administration & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter, dated December 16, 2015, from KPMG LLP to the Securities and Exchange Commission.